EXHIBIT 99.1

NEWS RELEASE

PGTI Reports First Quarter 2018 Results
Strong Top-Line Sales of $140 million delivers solid operating performance

VENICE, Fla., May 1, 2018 – PGT Innovations, Inc. (NYSE: PGTI), the leading U.S. manufacturer and supplier of impact-resistant windows and doors, announces financial results for its first quarter ended March 31, 2018.

"PGT Innovations delivered a solid top-line performance in our first quarter of 2018. Sales of $140 million increased $28 million, or 24 percent, over the first quarter of last year. We continued to increase our share of the Florida market in the first quarter, as our sales into the repair and remodeling market increased 32 percent compared to last year's first quarter, and represented 63 percent of sales," stated Jeff Jackson, CEO of PGT Innovations. "Our strategy of investing in marketing and advertising, combined with the heightened awareness of the benefits of impact-resistant products from an active 2017 hurricane season, continued to benefit our sales during the first quarter of 2018. Homeowners are preparing for what experts are forecasting to be another active hurricane season in 2018, and, we believe they are selecting our products at an increasing rate for their impact protection needs, and to comply with Florida's building codes, which are the strongest, safest building codes in the country."

Financial Highlights for First Quarter 2018 versus First Quarter 2017

●	Net sales of $140.3 million, an increase of $27.5 million, or 24 percent
●	Gross margin of 31.9 percent, compared to 28.2 percent
●	Net income of $7.3 million, compared to $3.0 million
●	Adjusted net income of $9.9 million, compared to $3.8 million
●	Net income per diluted share of $0.14, compared to $0.06
●	Adjusted net income per diluted share of $0.19, compared to $0.07

"Our strong top-line results delivered a solid operating performance due to our increased ability to leverage fixed costs, resulting in improved margins in the first quarter of 2018, compared to last year's first quarter. This leverage, combined with manufacturing and operating efficiencies we achieved during the first quarter delivered a nearly 4 percentage-point increase in gross margin compared to last year," Jackson continued. "The inflationary headwinds we experienced in the second half of last year were still a factor during the first quarter of 2018, especially a higher cost for aluminum.

We took actions to offset the unfavorable impact of this cost increase, including announcing a price increase during the first quarter, the benefits of which we began to see in March."

"Our team delivered adjusted EBITDA of $21.7 million in the first quarter of 2018, up 42 percent from the first quarter of last year, and adjusted diluted earnings per share of 19 cents, increasing 12 cents," stated Brad West, PGT Innovations CFO. "We are pleased with these metrics, which confirm our ability to profitably leverage our growth."

"During the first quarter of 2018, we amended our credit facility, which resulted in a 125 basis-point reduction in our interest rate margin, which we estimate should reduce our cash debt service costs by an aggregate of nearly $2.8 million over the next twelve months. We accomplished this refinancing at minimal cost to the company and recorded a non-cash charge of $3.1 million for the write-off of deferred financing costs," continued West. "Including last year's refinancing, we have lowered our interest margin by a total of 225 basis points in a little more than one year, a reflection we believe of our strong financial position and ability to generate cash."

Fiscal Year 2018 Outlook

The Company remains confident in its core market of Florida and expects to finish its 2018 fiscal year at the higher end of the ranges that was previously provided as guidance for its 2018 fiscal year, which are listed below. All comparisons are to fiscal year 2017:

●	Net sales of $550 million to $575 million, increasing 8 percent to 13 percent;
●	Adjusted EBITDA of $95 million to $105 million, increasing 10 percent to 22 percent;
●	Net income per diluted share of $0.81 to $0.98; and
●	Free cash flow of $59 million to $67 million

Beginning in 2018, the Company updated its reporting of adjusted EBITDA to exclude non-cash stock-based compensation expense. In the above outlook comparison, adjusted EBITDA for 2017 has been adjusted to reflect this change. Comparisons to prior periods in future earnings releases will also be adjusted to reflect this change.

Conference Call

PGT Innovations will host a conference call on Tuesday, May 1, 2018, at 10:30 a.m. The conference call will be available at the same time through the Investor Relations section of the PGT Innovations, Inc. website, http://ir.pgtinnovations.com/events.cfm.

To participate in the teleconference, kindly dial into the call a few minutes before the start time: 877-883-0383 (U.S.) and 412-902-6506 (Canada and international). The conference ID is 6617629. A replay of the call will be available within one hour after the end of the call on May 1, 2018, through May 15, 2018. To access the replay, dial 877-344-7529 (U.S.), 855-669-9658 (Canada) and 412-317-0088 (international) and refer to pass code 10119077.

You may also provide your contact information in advance by using the following link: https://hd.choruscall.com/?callme=true&passcode=6617629&r=true&info=company&b=16. At the time of the call, the phone number you provided will be automatically called and connected to the conference.

About PGT Innovations, Inc.

PGT INNOVATIONS, INC. (NYSE:PGTI), headquartered in North Venice, Florida, through its wholly-owned subsidiaries, creates products which focus on protecting and enhancing the beauty and functionality of homes and businesses. The Company's trusted brands include PGT Custom Windows & Doors, CGI Windows & Doors and WinDoor. PGT Innovations, Inc. holds the leadership position in its primary market and is part of the S&P SmallCap 400 Index. For additional information, visit http://ir.pgtinnovations.com.

Forward-Looking Statements

Statements in this press release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may," "expect," "expectations," "outlook," "forecast," "guidance," "intend," "believe," "could," "project," "estimate," "anticipate," "should" and similar terminology. These risks and uncertainties include factors such as:

·	unfavorable changes in new home starts and home remodeling trends, especially in the State of Florida, where the substantial portion of our sales are generated;
·	unfavorable changes in the economy in the United States in general and in the State of Florida, where the substantial portion of our sales are generated;
·	increases in our cost of raw materials, including aluminum, glass and vinyl, including, without limitation, due to the implementation of tariffs and other trade-related restrictions;

·	our dependence on a limited number of suppliers for certain of our key materials;
·	increases in our transportation costs;
·	our level of indebtedness;
·	our dependence on our impact-resistant product lines;
·	our ability to successfully integrate businesses we may acquire;
·	product liability and warranty claims brought against us;
·	federal, state and local laws and regulations, including unfavorable changes in local building codes;
·	our dependence on a limited number of manufacturing facilities;
·	the continuing post-storm impact of Hurricane Irma on our customers and markets, demand for our products, and our financial and operational performance related thereto;
·
risks associated with our information technology systems, including cybersecurity-related risks, such as unauthorized intrusions into our systems by "hackers" and theft of data and information from our systems, and,

·	the other risks and uncertainties discussed under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 30, 2017.

Statements in this press release that are forward-looking statements include, without limitation, our expectations regarding: (1) demand for our products going forward, including the demand for our products from homeowners who are preparing for the 2018 and future hurricane seasons; (2) our ability to continue to leverage fixed costs in a favorable manner; (3) the heightened awareness brought by Hurricane Irma and our post-Irma advertising initiatives about the benefits of impact-resistant window and door products; (4) the favorable impact that the increase in our product prices may have on our performance, and our ability to take future price increases to offset further increases in our costs; (5) the amount of the decrease in our cash interests costs going forward; (6) the Company's ability to capture a meaningful share of any increased demand for impact-resistant products; and (7) our financial and operational performance for our 2018 fiscal year, including our "Fiscal Year 2018 Outlook" set forth in this press release.You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances from the date of this press release.

Use of Non-GAAP Financial Measures

This Press Release and the financial schedules include financial measures and terms not calculated in accordance with U.S. generally accepted accounting principles (GAAP). We believe that presentation of non-GAAP measures such as adjusted net income, adjusted net income per share, and adjusted EBITDA provides investors and analysts with an alternative method for assessing our operating results in a manner that enables investors and analysts to more thoroughly evaluate our current performance compared to past performance. We also believe these non-GAAP measures provide investors with a better baseline for assessing our future earnings potential. The non-GAAP measures included in this release are provided to give investors access to types of measures that we use in analyzing our results.

Adjusted net income consists of GAAP net income adjusted for the items included in the accompanying reconciliation. Adjusted net income per share consists of GAAP net income per share adjusted for the items included in the accompanying reconciliation. We believe these measures enable investors and analysts to more thoroughly evaluate our current performance as compared to the past performance and provide a better baseline for assessing the Company's future earnings potential. However, these measures do not provide a complete picture of our operations.

Adjusted EBITDA consists of net income, adjusted for the items included in the accompanying reconciliation. We believe that adjusted EBITDA provides useful information to investors and analysts about the Company's performance because they eliminate the effects of period-to-period changes in taxes, costs associated with capital investments and interest expense. Adjusted EBITDA does not give effect to the cash the Company must use to service its debt or pay its income taxes and thus does not reflect the actual funds generated from operations or available for capital investments.

Our calculations of adjusted net income, adjusted net income per share, and adjusted EBITDA are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP measures. Schedules that reconcile adjusted net income, adjusted net income per share, and adjusted EBITDA to GAAP net income are included in the financial schedules accompanying this release.

SOURCE: PGT Innovations, Inc.

CONTACT: PGT Innovations, Inc.
Brad West, Senior Vice President and CFO
941-480-1600
bwest@pgtinnovations.com

PGT INNOVATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited - in thousands, except per share amounts)

	Three Months Ended
	March 31,	April 1,
	2018	2017

Net sales	$140,253	$112,721
Cost of sales	95,480	80,982
Gross profit	44,773	31,739
Selling, general and administrative expenses	28,657	22,785
Income from operations	16,116	8,954
Interest expense, net	4,043	4,910
Debt extinguishment costs	3,079	-
Income before income taxes	8,994	4,044
Income tax expense	1,654	1,045
Net income	$7,340	$2,999

Basic net income per common share	$0.15	$0.06

Diluted net income per common share	$0.14	$0.06

Weighted average common shares outstanding:
Basic	49,858	49,263

Diluted	51,998	51,628

PGT INNOVATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited - in thousands)

	March 31,	December 30,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$34,048	$34,029
Accounts receivable, net	66,434	60,308
Inventories	35,506	37,816
Prepaid expenses, other current assets and assets held for sale (1)(2)	23,786	12,363
Total current assets	159,774	144,516

Property, plant and equipment, net	88,193	84,133
Intangible assets, net	113,384	115,043
Goodwill	108,060	108,060
Other assets, net	1,363	1,367
Total assets	$470,774	$453,119

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses (3)	$39,610	$41,085
Current portion of long-term debt	299	294
Total current liabilities	39,909	41,379

Long-term debt, less current portion	214,609	212,679
Deferred income taxes, net	23,398	22,772
Other liabilities (3)	8,317	964
Total liabilities	286,233	277,794

Total shareholders' equity	184,541	175,325
Total liabilities and shareholders' equity	$470,774	$453,119

(1) At March 31, 2018, and December 30, 2017, includes $3.2 million of assets held for sale related to the sale of machinery and equipment to Cardinal Glass Industries.

(2) At March 31, 2018, includes net contract assets of $9.2 million, representing contract assets of $9.7 million, less contract liabilities of $0.5 million, related to revenues recognized as sales in the three months ended March 31, 2018, but not yet invoiced.

(3) At March 31, 2018, includes $2.8 million within accrued expenses and $7.0 million within other liabilities of deferred trade discount related to the supply agreement with Cardinal Glass Industries being amortized through 2024.

PGT INNOVATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR GAAP EQUIVALENTS
(unaudited - in thousands, except per share amounts)

	Three Months Ended
	March 31,	April 1,
	2018	2017
Reconciliation to Adjusted Net Income and Adjusted Net Income per
share from Net Income according to GAAP (1):
Net income (2)	$7,340	$2,999
Reconciling items:
Debt extinguishment costs (2)	3,079	-
Facility and equipment relocation costs (3)	435	-
Management reorganization and other corporate costs (4)	-	715
Thermal Plastic System start-up costs (5)	-	517
Tax effect of reconciling items	(906)	(435)
Adjusted net income	$9,948	$3,796
Weighted-average diluted shares (2)	51,998	51,628
Adjusted net income per share - diluted	$0.19	$0.07
Reconciliation to Adjusted EBITDA from Net Income according to GAAP (1):
Depreciation and amortization expense	4,620	4,597
Interest expense, net	4,043	4,910
Income tax expense	1,654	1,045
Reversal of tax effect of reconciling items for adjusted net income above	906	435
Stock-based compensation expense (6)	514	458
Adjusted EBITDA	$21,685	$15,241
Adjusted EBITDA as percentage of net sales	15.5%	13.5%

(1) The Company's non-GAAP financial measures were explained in its Form 8-K filed May 1, 2018.

(2) Represents debt extinguishment costs for the three months ended March 31, 2018, relating to the Company's March 16, 2018, refinancing and second amendment of the 2016 Credit Agreement. On February 17, 2017, we repriced and amended our 2016 Credit Agreement for the first time. Because there were no changes in lender positions, this action did not result in any modifications or extinguishments of debt. Therefore, there was no charge for debt extinguishment costs in the three months ended April 1, 2017.

(3) Represents costs associated with planned relocation of the CGI Windows & Doors manufacturing operations to its new facility in Miami, FL, and costs associated with machinery and equipment relocations within our glass plant operations in Venice, FL, as the result of our planned disposal of certain glass manufacturing assets to Cardinal Glass Industries. Of the $435 thousand, $416 thousand is classified within cost of sales during the three months ended March 31, 2018, with the remainder classified within selling, general and administrative expenses.

(4) Represents costs associated with planned changes in our management structure in the first quarter of 2017, directed towards maximizing the effectiveness and efficiency of the Company's leadership team, classified within selling, general and administrative expenses in the three months ended April 1, 2017.

(5) Represents costs incurred in January and February 2017 associated with the start-up of our second Thermal Plastic Spacer system insulated glass line, all of which is classified within cost of sales in the three months ended April 1, 2017.

(6) Beginning in 2018, we updated our reporting of adjusted EBITDA to exclude non-cash stock-based compensation expense. Prior periods have been revised to reflect this change for consistency of comparisons.